Exhibit 5.1

January 15, 2013

KaloBios Pharmaceuticals, Inc.

260 East Grand Avenue

South San Francisco, CA 94080

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-1 (File No. 333-184299) originally filed by KaloBios Pharmaceuticals, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on October 5, 2012, as thereafter amended or supplemented (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of up to 4,427,500 shares of the Company’s Common Stock (the “Shares”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issuance of the Shares. The Shares, which include an over-allotment option granted by the Company to the Underwriters to purchase up to 577,500 additional shares of the Company’s Common Stock, are to be sold to the Underwriters by the Company as described in the Registration Statement. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

It is our opinion that, upon completion of the proceedings being taken or contemplated to be taken prior to the sale of the Shares, the Shares being sold by the Company, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to said Registration Statement, and further consent to the use of our name wherever appearing in said Registration Statement, including the Prospectus, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

This opinion may be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Very truly yours,

/s/ Gunderson Dettmer Stough

Villeneuve Franklin & Hachigian, LLP

Gunderson Dettmer Stough

Villeneuve Franklin & Hachigian, LLP